Exhibit 4.1


                             FIRST AMENDMENT TO THE
                          GENRAD CHOICE INVESTMENT PLAN
                (Amended and Restated Effective January 1, 1998)


         WHEREAS, the GenRad Choice Investment Plan (the "Plan") was adopted for the benefit of its eligible employees and their beneficiaries; and

         WHEREAS, Article IX of the Plan provides the Employer with the right to amend the Plan; and

         WHEREAS, the Employer now desires to modify the participation requirements of Part II of the GenRad Choice Investment Plan ("CHIP") for certain Employees employed by the Employer as the result of a plan merger or acquisition;

         NOW, THEREFORE, BE IT RESOLVED that the Plan be and it hereby is amended effective April 1, 1998 in the following respects, to wit:

         Section 10.02 of Article X of the Plan shall be amended by the addition of a new paragraph at the end to read as follows:

                  "Subject to the terms of the agreement between GenRad, Inc. and an entity merged into or acquired by the Employer, an Employee who was a participant in a qualified deferred compensation plan maintained by such entity on the date of such merger or acquisition, shall become a Participant upon filing an enrollment form ("Form") as provided in
         Section 10.03, below, on the first scheduled work-day following the date of the merger or acquisition. Each other Employer who was employed by an entity merged into or acquired by the Employer shall become a Participant in accordance with the provisions of this Section 10.02 as described above."

         IN WITNESS WHEREOF, the Employer has caused those presents to execute this document in its name and on its behalf this 14th day of April, 1998.

                                                GENRAD, INC.



                                                By:  /s/ Lori B. Hannay
                                                     ---------------------------
                                                     Lori B. Hannay

                                                Title:  Vice President

                             SECOND AMENDMENT TO THE
                          GENRAD CHOICE INVESTMENT PLAN
                (Amended and Restated Effective January 1, 1998)


         WHEREAS, the GenRad Choice Investment Plan (the "Plan") was adopted for the benefit of its eligible employees and their beneficiaries; and

         WHEREAS, Article IX of the Plan provides the Employer with the right to amend the Plan; and

         WHEREAS, the Employer now desires to modify the Employer Matching Contributions of Part II of the GenRad Choice Investment Plan ("CHIP");

         NOW, THEREFORE, BE IT RESOLVED that the Plan be and hereby is amended effective July 1, 1998 in the following respects, to wit:

         The first paragraph of Section 10.07 of Article X of the Plan shall be amended to read as follows:

         "Employer Matching Contributions. The CHIP Employer may make Employer Matching Contributions to the account of each CHIP Participant who made a CHIP contribution to the Plan during the Plan Year. The "Employer Matching Contribution", shall be 50% of the first 10% of the CHIP Participant Contribution during the Plan Year."

         IN WITNESS WHEREOF, the Employer has caused those presents to execute this document in its name and on its behalf this 22nd day of June 1998.

                                                GENRAD, INC.



                                                By:  /s/ Lori B. Hannay
                                                     ---------------------------
                                                     Lori B. Hannay

                                                Title:  Vice President

                          GENRAD CHOICE INVESTMENT PLAN

                 Amended and Restated Effective January 1, 1998

                          GENRAD CHOICE INVESTMENT PLAN

                    January 1, 1998 Amendment and Restatement


         WHEREAS, GenRad, Inc. (formerly the General Radio Company), a Massachusetts Corporation with its principal offices in Concord, Massachusetts (the "Employer"), established the GenRad Choice Investment Plan (formerly the General Radio Profit-Sharing Trust) (the "Plan" or "CHIP" Plan), originally effective December 31, 1943, thereafter amended and restated the Plan from time-to-time and most recently in 1994 to incorporate provisions required by The Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, and the Omnibus Budget Reconciliation Act of 1989; and

         WHEREAS, the Employer now desires to amend and restate the Plan effective January 1, 1998; and

         WHEREAS, the Employer shall administer said Plan as amended and restated in accordance with all current law and shall amend the Plan in such manner and at such time as required; and

         WHEREAS, pursuant to Article IX of the Plan, the Employer reserves the right at any time to amend the Plan by a written instrument, provided that no amendment shall permit any part of the Trust Fund to revert to the Employer or to be used or diverted to purposes other than the exclusive benefit of employees or their beneficiaries prior to satisfaction of all liabilities under the Plan;

         NOW, THEREFORE, the Employer hereby amends and restates the Plan, effective January 1, 1998, to read in its entirety as follows:

                                                 TABLE OF CONTENTS

Article or Section                                                                                             Page
------------------                                                                                             ----


ARTICLE I           GENERAL PROVISIONS............................................................................1
         1.01       Plan..........................................................................................1
         1.02       Named Fiduciary...............................................................................1
         1.03       Trust Agreement...............................................................................1
         1.04       Trustee...................................................................................... 1
         1.05       Trust and Trust Fund..........................................................................1
         1.06       Administrator; Accounting.....................................................................1
         1.07       Claims and Review.............................................................................1
         1.08       No Reversion; Vesting Upon Termination........................................................3
         1.09       Exception.....................................................................................3
         1.10       Construction; Applicable Law..................................................................3
         1.11       Plan Year; Effective Date.....................................................................3
         1.12       Definitions...................................................................................4
         1.13       Successors and Affiliates.....................................................................4
         1.14       Board of Directors............................................................................4

ARTICLE II          PARTICIPATION; CREDITED SERVICE; BREAK IN SERVICE.............................................4
         2.01       Participant...................................................................................4
         2.02       Year of Service...............................................................................5
         2.03       Credited Service..............................................................................6
         2.04       Mergers, etc..................................................................................8

ARTICLE III         EMPLOYER CONTRIBUTIONS........................................................................9
         3.01       Contribution Formula..........................................................................9
         3.02       Limitation....................................................................................9
         3.03       Payments......................................................................................9

ARTICLE IV          ALLOCATION OF EMPLOYER CONTRIBUTIONS..........................................................9
         4.01       Participant's Accounts........................................................................9
         4.02       Allocation of Contribution....................................................................9
         4.03       Limitation on Additions......................................................................11
         4.04       Other Plans..................................................................................12
         4.05       Inventory and Allocation Date................................................................13
         4.06       Fair Market Value............................................................................13

ARTICLE V           INVESTMENT OF ACCOUNTS.......................................................................13
         5.01       Investment Funds.............................................................................13
         5.02       Initial Allocation of Assets; Reserved GenRad Stock Fund.....................................13
         5.03       Election of Investment Fund..................................................................15




                          TABLE OF CONTENTS (Continued)

Article or Section                                                                                             Page
------------------                                                                                             ----


ARTICLE VI          BENEFITS.....................................................................................16
         6.01       Benefits.....................................................................................16
         6.02       Account Balance..............................................................................16
         6.03       Retirement Benefit...........................................................................16
         6.04       Retirement...................................................................................17
         6.05       Death Benefits...............................................................................17
         6.06       Disability...................................................................................18
         6.07       Termination of Employment....................................................................19
         6.08       Distributee..................................................................................19
         6.09       Effective Beneficiary Designation............................................................19
         6.10       Forms of Distribution........................................................................19
         6.11       Alienation; Reaching.........................................................................20
         6.12       Payment Under Qualified Domestic Relations Order.............................................20
         6.13       Commencement of Benefit Payments.............................................................20
         6.14       Employment After Retirement..................................................................20
         6.15       Hardship Benefits............................................................................20
         6.16       Direct Rollover of Eligible Distribution.....................................................21

ARTICLE VII         ADMINISTRATION OF THE PLAN...................................................................22
         7.01       General Powers...............................................................................22
         7.02       Special Powers...............................................................................22
         7.03       Fiduciary Status.............................................................................23
         7.04       Meetings.....................................................................................23
         7.05       Disbursements and Distributions..............................................................23
         7.06       Administrative Expenses; Advisors............................................................24
         7.07       Trust Agreement..............................................................................24
         7.08       Voting Employer Securities...................................................................24

ARTICLE VIII        MISCELLANEOUS PROVISIONS.....................................................................25
         8.01       Bonding......................................................................................25
         8.02       Insurance and Indemnification................................................................25
         8.03       Terminology..................................................................................25
         8.04       Miscellaneous................................................................................25
         8.05       Registration and Sale of Securities..........................................................25

ARTICLE IX          AMENDMENT AND TERMINATION....................................................................27
         9.01       Right of Amendment and Termination...........................................................27




                          TABLE OF CONTENTS (Continued)

Article or Section                                                                                             Page
------------------                                                                                             ----


ARTICLE X CASH OR DEFERRED ARRANGEMENT -- CHIP PART II...........................................................28
         10.01      Purpose......................................................................................28
         10.02      Eligibility; Participation...................................................................28
         10.03      Enrollment Form..............................................................................28
         10.04      CHIP Participant Contributions...............................................................29
         10.05      Return of CHIP Participant Contributions Above $7,000........................................29
         10.06      Compensation.................................................................................29
         10.07      Employer Matching Contributions..............................................................30
         10.08      Payment and Allocation of Contributions......................................................30
         10.09      Deferral Percentage Limitations..............................................................31
         10.10      Procedure to Follow if Deferral Percentage Limitation Exceeded...............................31
         10.11      Return of Reduced Salary Deferral Contributions..............................................32
         10.12      Determination of Income on Excess Salary Deferral Contributions..............................32
         10.13      Contribution Percentage Limitation...........................................................33
         10.14      Definitions..................................................................................33
         10.15      Withdrawals..................................................................................36
         10.16      Loans........................................................................................37
         10.17      Special Administrative Provisions for the Choice Investment Plan.............................40
         10.18      Vesting of Employer Matching Contributions...................................................41

ARTICLE XI          TOP-HEAVY PROVISIONS.........................................................................42
         11.01      Applicability................................................................................42
         11.02      Definitions..................................................................................42
         11.03      Minimum Contribution.........................................................................45
         11.04      Adjustment to Maximum Limitations............................................................46
         11.05      Termination of Top-Heavy Status..............................................................46

ARTICLE XII         ROLLOVER CONTRIBUTIONS.......................................................................47
         12.01      Rollover Contributions.......................................................................47
         12.02      Investment of Rollover or Trustee Transfer Contributions.....................................47
         12.03      Withdrawal of Rollover Contributions.........................................................47

                                    ARTICLE I

                               GENERAL PROVISIONS

1.01 Plan. This instrument evidences a profit-sharing plan (the "Plan") established and maintained by GenRad, Inc., a Massachusetts corporation with its principal office in Concord, Massachusetts (the "Employer"). The Plan shall be known as the GenRad Choice Investment Plan ("CHIP"). Any other entity which adopts this Plan shall be considered to have established a Plan as the Employer hereunder and the terms of this instrument shall apply to the employees of such Employer separately except as otherwise expressly provided.

1.02 Named Fiduciary. Effective July 1, 1987, The Committee on Employee Benefit Plans (the "Committee") shall constitute, collectively, the Named Fiduciary of the Plan and have general authority to control and manage the operation and administration of the Plan established hereunder, including authority to appoint and remove the Plan Administrator and to adopt rules interpreting or implementing this instrument.

1.03 Trust Agreement. This means the agreement entered into with the Trustee providing for the Trust Fund in which contributions to the Plan are held.

1.04 Trustee. This means the trustee by whom the accounts and assets of the Plan are held under any Trust Agreement, including any successor or successors.

1.05 Trust or Trust Fund. This means the fund established pursuant to the Trust Agreement and shall include all assets held by the Trustee under said Trust Agreement.

1.06 Administrator; Accounting. The Committee shall be the Plan Administrator, unless another appointment is made under Section 1.02, and shall be responsible for disclosure and reporting. Compliance with the disclosure and reporting requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") shall be sufficient to discharge any duty to account which would otherwise exist regarding the Plan and Trust.

1.07 Claims and Review. All inquires and claims respecting the Plan shall be in a writing directed to the Plan Administrator for Claims and Review.

         (a) Claims. In the case of a claim regarding a benefit, a written determination allowing or denying the claim shall be furnished to the claimant promptly upon receipt of the claim. A denial or partial denial of a claim shall be dated and signed by the Plan Administrator and shall clearly set forth the following information:

                    (1)    The specific reason or reasons for the denial;

                    (2) Specific reference to pertinent Plan provisions on which the denial is based;

                    (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                    (4) An explanation of the review procedures set forth below.

         If no written determination is furnished to the claimant within thirty
         (30) days after the receipt of the claim, then the claim shall be deemed denied and the thirtieth (30th) day after such receipt shall be the determination date.

         (b) Review. A claimant may obtain review of an adverse determination by filing a written notice of appeal with the Committee within sixty (60) days after the determination date or within sixty (60) days after the receipt of a written notice denying the claim whichever is applicable. Thereupon the Committee shall appoint one or more persons who may be themselves, one or more of their number, or any other person or persons whether or not connected with an Employer to conduct a full and fair review. As part of the review the claimant shall have the right:

                    (1)    To be represented by a spokesperson;

                    (2) To present a written statement of facts and of the claimant's interpretation of any pertinent document, statute or regulation; and

                    (3) To receive a prompt written decision clearly setting forth findings of fact and the specific reasons for the decision written in a manner calculated to be understood by the claimant and containing specific references to pertinent plan provisions on which the decision is based.

         A decision shall be rendered no more than sixty (60) days after the request for review, except that such period may be extended for an additional sixty (60) days if the person or persons reviewing the claim determine that special circumstances, including the advisability of a hearing, require such extension.

         If benefits under the Plan are provided through an insurance contract, group prepayment contract or other similar agreement and if the contract so provides, review of a claim shall be made by the insurance company or other contracting organization and the Plan Administrator to whom a claim is addressed shall so advise the claimant.

         All applicable governmental regulations regarding claims and review shall be observed.

1.08 No Reversion; Vesting Upon Termination. Notwithstanding any provision of this Article except Section 1.09, below,

         (a) No part of the income or principal of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and beneficiaries (including the reasonable expenses of administering the Plan).

         (b) Upon any termination or partial termination of the Plan or complete discontinuance of contributions thereunder (within the meaning of Section 411(d)(3) of the Internal Revenue Code of 1954, as amended (the "Code")) the interest of each affected Participant in his account at the date of such termination, partial termination or discontinuance shall be nonforfeitable and all unallocated contributions shall be allocated and shall become nonforfeitable.

1.09 Exception. Notwithstanding the provisions of Section 1.08, above, if the Commissioner of Internal Revenue or the Secretary of Labor (or the delegate of either) determines that the 1989 Amendment and Restatement or any subsequent material amendment does not qualify under Section 401(a) of the Code or comply with ERISA, any contribution made by the Employer for the year with respect to which such 1989 Amendment and Restatement or any subsequent material amendment is applicable shall be returned to the Employer within one year after the date of denial of qualification or failure of compliance, if the Employer so elects.

1.10 Construction; Applicable Law. It is intended that the Plan and the Trust be organized and operated in conformity with ERISA, with the Code and with regulations issued pursuant to those laws. This instrument shall be construed accordingly. The Plan and Trust shall also be subject to the laws of the Commonwealth of Massachusetts to the extent that they are applicable.

1.11 Plan Year; Effective Date. The fiscal year for the Plan ("Plan Year") and the Trust shall end on December 31. The Plan is originally established December 31, 1943. The effective date of the Plan as amended herein is January 1, 1998, unless a different effective date is specifically noted for a particular provision. The first Plan Year of this 1998 Amendment and Restatement is the twelve (12) month period ending December 31, 1998.

1.12     Definitions.
         ------------

         (1) ERISA Definitions. Any term defined in Section 3 of ERISA shall have the same definition for purposes of this instrument. Any term not so defined but given a definite meaning ascertainable elsewhere in ERISA or in the interpretative regulations under ERISA (e.g., "Hour of Service") shall have the same meaning for purposes of this instrument.

         (2) Code References. This instrument contains certain references to the Internal Revenue Code of 1986 (the "Code").

         (3) Definitions in Context. Any term which is given a definite meaning ascertainable in any provision of this instrument (e.g., the term "Plan" in Section 1.01), shall have the same meaning when used elsewhere herein.

1.13 Successors and Affiliates. A reference to the "Employer" shall be construed to refer also to the product of any merger or to the transferee or transferees in any similar reorganization, to the other members of any controlled group of corporations (as defined for purposes of Section 210(c) of ERISA and Section 414(b) of the Code) of which GenRad, Inc. is a member and which adopts the Plan, and to the other members of any affiliated service group (as defined in Section 414(m)) of the Code) of which GenRad, Inc. is a member and which adopts the Plan.

1.14 Board of Directors. A reference to the "Board of Directors" shall mean the Board of Directors of GenRad, Inc.


                                   ARTICLE II

                PARTICIPATION; CREDITED SERVICE; BREAK IN SERVICE

2.01     Participant.

         (a) An Employee of the Employer becomes a Participant on the first scheduled work-day of the first Plan year during which the Employee completes a Year of Service (as defined in Section 2.02) with the Employer. "Employee" means any person who is employed by the Employer or affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         (b) A former Employee who had met the eligibility requirements stated in this Section 2.01 prior to termination of employment and who is re-employed by the Employer shall become a Participant on the date he is re-employed. A former Employee who did not meet the eligibility requirements prior to termination of employment and who is re-employed shall become a Participant upon the earlier of the following two dates:

                    (1) The date he or she fist completes a Year of Service under Sections 2.02 and 2.03 disregarding service prior to termination, or

                    (2) The date on which he or she would first complete a Year of Service under Section 2.02 and 2.03 after taking into account service completed prior to such termination.

         (c) Service with an entity prior to its adoption of this Plan shall be counted for purposes of this Plan unless otherwise expressly excluded in the resolution adopting the Plan. Service with any member of a controlled group or an affiliated service group shall be considered service with the Employer after the individual completes one hour of service with the Employer. Hours of service shall include all service with a company incorporated outside the U.S. all of the stock of which is owned by GenRad, Inc., but only after such an employee is employed by an Employer.

         (d) Cooperative students employed by the Employer shall not be eligible for participation in this Plan and service as a cooperative student shall be excluded for all purposes under the Plan.

                    After an Employee has become a Participant, the continuation of his status as a Participant shall be determined by the definition of "Participant" in ERISA Section 3(7).

2.02 Year of Service. An Employee has completed a "Year of Service" if the Employee completes one thousand (1,000) hours of service for the Employer during either of the following computation periods:

         (a) The first computation period is the completed twelve (12) month period beginning with the first day on which he completes an hour of service, except that if the first day on which an Employee completes an hour of service is the first regular work day of any year, the computation period ends on the last regular work day of that year; or

         (b) If he does not complete one thousand (1,000) hours of service in the period described in (a) above, then the succeeding twelve (12) month computation period begins with the first anniversary of the Employee's employment date.

2.03     Credited Service.  The following rules shall apply:

         (a) Computation of Service. Except as provided above, hours of service shall be counted from the first hour of service performed by an Employee for the Employer after January 1, 1976.

         (b)        Hours Counted.  Hours of service shall consist of:

                    (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

                    (2) Each hour for which an Employee is paid, or entitled to payment, directly or indirectly by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, severance, jury duty, military duty or authorized absence described below; and

                    (3) Each hour for which the Employee is paid for a period of wage continuation during disability, including periods with respect to which benefits are payable under long-term disability insurance maintained by the Employer; and

                    (4) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer and which is not otherwise counted.

         No hours of service shall be recognized for any payments made in compliance with workmen's compensation or unemployment compensation. Neither shall any hours be recognized for a payment made solely to reimburse an Employee for medical or medically related expenses.

         (c) Conversion of Payments to Hours. In the case of payments made to the Employee under Paragraphs (b)(2), (3), and (4) above, the number of hours to be counted shall be:

                    (1) Payments Based on Units of Time. If the payment is calculated on the basis of units of time, the number of such hours counted shall be the number of working hours that the Employee is regularly scheduled during that unit of time.

                    (2) Payments Not Based on Units of Time. If the payment is not calculated on the basis of units of time, the number of hours counted shall be determined by dividing the amount of the payment by the Employee's most recent hourly rate of compensation.

         In the case of an Employee whose compensation is based on a fixed rate for a specified period other than an hour, his most recent hourly rate of compensation shall be his most recent rate of compensation for such period divided by the number of his regularly scheduled working hours in such period. In the case of an Employee whose compensation is not based on a fixed rate for a specified period, his most recent hourly rate of compensation shall be the hourly rate of compensation paid by the Employer to employees in his job classification, or, if no employee in that job classification has an hourly rate, the minimum wage as established under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

         Notwithstanding the above, an Employee will not be credited with a number of hours of service which is greater than the number of working hours regularly scheduled during such period.

         For the purposes of subparagraphs (1) and (2) above, if an Employee does not have a regular work schedule, he shall be treated as if he were to regularly work eight hours per day, but not more than 40 hours per week.

         (d) Military Service. An Employee shall receive credit for a period of absence during military service in the armed forces of the United States but only if the individual is entitled under Federal law to Veterans' re-employment rights with respect to such period of absence. The number of hours counted will be the number of hours that would have been counted under Paragraph (b) above had the Participant been regularly scheduled to work during his absence.

         (e) Authorized Absence. Credit shall be given for each day of a Participant's authorized absence (including layoffs), for any period, whether paid or unpaid; provided that no credit shall be available under this subsection which has been given under any other provision of this section. Credit will be given for the number of hours the Participant would have been regularly scheduled to work during such absence. Notwithstanding the preceding sentence, no credit shall be given for an unpaid absence if the Participant fails to return to work for the Employer within 90 days following the termination of such absence.

         (f) Other Federal and State Law. Nothing in this Plan shall be construed to deny any Employee recognition of an hour of service if such recognition is otherwise required by applicable Federal or state law.

         (g) Computation Period; Period Credited. The computation period for Years of Service is as described in Section 2.02, above. Hours counted for the performance of duties shall be credited to the computation period in which the duties were performed. Hours counted for a period in which no duties were performed (the non-work period) and for which the payment was based on units of time shall be credited to the computation period(s) in which such non-work period occurred. Hours counted for a non-work period for which the payment was not based on units of time shall be credited to the computation period(s) in which such non-work period occurred; such hours, however, shall be allocated to no more than two computation periods on any reasonable basis consistently applied to all employees. Hours counted due to an award or agreement for back pay shall be credited to the computation period(s) for which the back pay is allowed, rather than to the Plan Year in which the award, agreement or payment is made. In the case of hours to be credited for a period of not more than 31 days which overlaps two computation periods, all such hours may be credited to either computation period in a manner which is consistent with respect to all employees within the same job classification, which classifications have been reasonably defined.

2.04 Mergers, etc. A termination of employment occurring merely by reason of a reorganization described in Section 368(a) or Section 371(a)(1) of the Code shall not be deemed a termination of employment for purposes of this Plan and shall be disregarded for purposes of Section
         2.03. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to receive a benefit on termination of the Plan immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive on termination of the Plan immediately before the merger.

                                   ARTICLE III

                             EMPLOYER CONTRIBUTIONS

3.01 Contribution Formula. The Employer may make a contribution each year from its consolidated current or accumulated earnings in an amount (which may be zero) determined by the Board of Directors and such determination may be a percentage of Participant compensation for the Plan Year rather than a dollar amount.

3.02 Limitation. Section 3.01 above notwithstanding, the amount to be contributed by the Employer shall not exceed the maximum amount allowable as a deduction in the taxable year under section 404 of the Code, unless the Board of Directors expressly elects to exceed such amount.

3.03     Payments. The Employer contribution otherwise provided for in this
         Article III shall be accrued in the fiscal year of the Employer and shall be paid to the Trustee not later than the time prescribed (including any extensions actually taken) for filing the Employer's Federal income tax return for such year.


                                   ARTICLE IV

                      ALLOCATION OF EMPLOYER CONTRIBUTIONS

4.01 Participant's Accounts. The Committee shall establish a separate account in the name of each Participant. All contributions made to a Participant's account are fully vested as of the date they are contributed. The Committee shall also establish accounts for each Participant in each of the Investment Funds described in Section 5.01.

4.02 Allocation of Contribution. The Committee shall allocate to the account of each Participant employed by the Employer on the last regular work day of the Plan Year a fraction of the contribution made by the Employer for that Plan Year. If a Participant is employed by two or more companies, included in the definition of Employer as defined in
         Section 1.13, and such Participant is employed by either Employer on the last regular work day of the Plan Year, the Committee shall allocate to the account of such Participant, as of the last day of the Plan Year, a fraction of the contribution made by each company for such Plan Year under this Plan as the Employer. The numerator of the fraction is the Participant's Gross Earnings paid by the Employer making the contribution for such Plan Year, and the denominator is the Gross Earnings paid by such Employer during the Plan Year to all Participants who are entitled to an allocation of such Employer's contribution under this Section 4.02. "Gross Earnings" means the Participant's regular pay, shift differential pay, vacation and holiday pay, sickness and accident pay, and pay received while the employee is absent on military or jury duty or absent due to a death in the family. "Gross Earnings" shall not include any other amounts paid by the Employer to the Participant, including without limitation, reimbursement of expenses such as tuition or moving expenses.

         Gross Earnings in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the Gross Earnings limit shall be an amount equal to the Gross Earnings limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Employee who is subject to the family member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose family members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such family member's Gross Earnings prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulation.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Gross Earnings of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Gross Earnings is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Gross Earnings for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Gross Earnings for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         If, as a result of such rules, the maximum "annual addition" limit of
         Section 4.03 would be exceeded for one or more of the affected family members, the prorated Gross Earnings of all affected family members shall be adjusted to avoid or reduce any excess. The prorated Gross Earnings of any affected family member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Gross Earnings of affected family members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected family member's Gross Earnings as determined prior to application of the family member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of in the manner described in Section 4.03 pro rata among all affected family members.

         For Plan Years beginning prior to January 1, 1989, the $200,000 limit (without regard to family member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

4.03     Limitation on Additions.
         ------------------------

         (a) Notwithstanding any provisions of this instrument, if the annual additions equal to the sum of the contributions under Sections 3.01, 10.04 and 10.07 allocable to the account of a Participant in any Plan Year exceeds the lesser of (i) $30,000 (or if greater, one-quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or (ii) 25% of the Participant's compensation, then such allocation shall be reduced to the extent necessary to avoid exceeding such limit and the Employer contributions shall be reduced similarly. The annual addition shall be the sum for any Plan Year of all contributions made by the Employer on behalf of the CHIP Participant and voluntary contributions made by the CHIP Participant in accordance with

                    Internal Revenue Code Sections 415(c), 415(l), 419A(d)(2) and Regulations Section 1.415-6.

         (b) In the event a Participant's total annual additions for a Plan Year exceed the limitations of paragraph (a) above Employer contributions otherwise required with respect to such Participants under Section 3.01 and 10.07 shall be reduced to the extent necessary to comply with the limitations of paragraph (a) above. If such reduction is not effected in time to prevent such allocations for any Plan Year from exceeding the limitations of paragraph (a) above, such excess amount shall, if permissible under Income Tax Regulation 1.415-6(b)(6)(iv), be distributed to the Participant. If such excess amount is not distributed, it shall be used to reduce Employer contributions for such Participant in the next Plan Year, and each succeeding Plan Year, if necessary, provided that if the Participant is not covered by the Plan at the end of the current Plan Year, the portion exceeding the limitation set forth in paragraph (a) above shall be held unallocated in a suspense account for such Plan Year, and shall be reallocated in the next Plan Year to the accounts of other Participants to the extent such allocations do not exceed the limitations of paragraph
                    (a) above.

                    All amounts held in the suspense account shall be invested by the Committee and be used to reduce future Employer contributions for all remaining Participants in succeeding Plan Years (subject to the limitations of paragraph (a) above) before any Employer contributions or Participant contributions which would constitute annual additions may be made to the Plan for the Plan Year.

                    If a suspense account is in existence at any time during a Plan Year, it will participate in such suspense account's investment gains or losses.

                    Upon termination of the Plan, any unallocated amounts remaining in a suspense account shall be allocated to the extent possible under this Section for the Plan Year of termination. Any amount remaining in such suspense account upon termination of the Plan shall be returned to the Employer, notwithstanding any other provision of the Plan or Trust Agreement.

4.04 Other Plans. The limitations set forth in Section 4.03 shall be applied as if any amount allocated to the account of a Participant under any other defined contribution plan maintained by the Employer or an affiliate (within the meaning of Section 414(b) and (c) of the Code and subject to Section 415(h) thereof) were allocated prior to any allocation under this Plan. Further, the amount allocable to the account of a Participant pursuant to the preceding sentence shall not cause the Participant's defined contribution fraction (as defined in section 415(e) of the Code) to exceed the defined contribution fraction which is determined by subtracting from 1.0 the defined benefit fraction (as defined in said
         Section 415(e)) which represents all defined benefit plans (in the aggregate) maintained by the Employer and benefiting the Participant in question.

4.05 Inventory and Allocation Date. Each day on which the New York Stock Exchange is open for business shall be the inventory and allocation date (the "Inventory and Allocation Date").

4.06 Fair Market Value. The Committee shall direct the Trustee to determine the fair market value of the Trust Fund and of each Investment Fund as of the Inventory and Allocation Date in accordance with a method consistently followed and uniformly applied.


                                    ARTICLE V

                             INVESTMENT OF ACCOUNTS

5.01 Investment Funds. The Participant's account shall be invested in one or more of the funds described below (the "Investment Funds" or "Funds"), at the election of the Participant as set forth in Section 5.02.

         (a) The GenRad Stock Fund designed to invest in voting common stock of GenRad, Inc.

         (b) Effective August 1, 1987, one or more Mutual funds as selected from time-to-time by the Committee.

         The Committee may adopt such investment procedures as it deems appropriate to implement any change in the funds selected from time-to-time.

         Each of the Investment Funds may contain cash or cash equivalents to the extent the Trustees deem it advisable to retain uninvested cash to carry out their obligations under the Plan.

5.02 Initial Allocation of Assets; Reserved GenRad Stock Fund. On a date selected by the Trustees which is prior to December 31, 1983 (the "Special Allocation Date"), the Trustees shall allocate all the assets of the Trust to the Investment Funds described above after such discussions with the investment managers as they deem appropriate. In making such allocation the Trustees shall try to create Funds which have investments that are in keeping with the Fund description in Section
         5.01 given the assets available for allocation in the Trust. Cash and cash equivalents may be allocated among the three Funds in such manner as the Trustees deem advisable. Three-quarters of the GenRad stock in the GenRad Stock Fund which had previously been held in what was known as the "Mingled Fund" prior to this Amendment and Restatement shall be allocated to a part of the GenRad Stock Fund known as the "Reserved GenRad Stock Fund" (or the "Reserved portion of the GenRad Stock Fund" or the "Reserved Fund"). The balance of the GenRad stock in the GenRad Stock Fund which includes one-quarter of such stock which was previously held in the Mingled Fund and all the GenRad stock previously held in what was known as the "Segregated Accounts" of the Trust shall be held in the Discretionary GenRad Stock Fund (or the "Discretionary Fund" or the "Discretionary Portion of the GenRad Stock Fund") and be subject to the investment elections of the Participants. The Trustees shall allocate such portion of the cash or cash equivalents allocated to the GenRad Stock Fund between the Reserve GenRad Stock Fund and the Discretionary Fund as they deem advisable.

         The assets in the Reserved GenRad Stock Fund shall not be immediately subject to the investment elections described below. The GenRad stock in the Reserved Fund shall be held by the Trustees for transfer to the Discretionary Fund as described below. However, the Trustees are authorized to sell part or all of the stock in the Reserved Fund in one or more transactions at such time and in such manner as the Trustees deem advisable. In particular, they may sell such stock with a view to limiting the problems which may arise in selling a large number of shares of stock at the direction of the Participants once it becomes part of the Discretionary Fund. If any stock in the Reserved Fund is sold, the Trustees may, but are not required to, transfer that portion of each Participant's account in the Reserved Fund which represents the proceeds of such sale to an account of the Participant in another Fund (whether or not the Participant previously had an account balance in such Funds). The allocation of the proceeds between accounts in such other Fund(s) shall be in proportion to the aggregate value of the accounts of all Participants in those Funds on the most recent Inventory and Allocation Date. The Trustees, from time-to-time, may transfer any part or all of the GenRad securities and other assets in the Reserved Fund to the Discretionary Fund if they believe that such a transfer would not create or increase their problems in implementing the Participant investment elections or create any other problems. It is anticipated that the Trustees will transfer at least 1/3 of the assets held in the Reserved Fund on December 31, 1983 to the Discretionary Fund as of December 31, 1984, 1/2 as of December 31, 1985 and the balance, if any, as of December 31, 1986 at which time the Reserved Fund shall terminate, but they may defer the transfer of all or any part of such assets to any future date if they deem it advisable for any reason.

         Any Employer contribution on account of any Plan Year will be invested in the Discretionary Portion of the GenRad Stock Fund. If the contribution is in cash the Trustees may, but are not required to, invest such cash in GenRad common stock. In order to make such investment the Trustees may, at their option, transfer GenRad common stock from the Reserved Fund to the Discretionary Fund in exchange for cash. Such a transfer, if made, shall be treated as a sale of stock in the Reserved Fund and the Trustees shall account for the proceeds of such sale in the manner describe above. Such Employer contribution, whether or not invested in GenRad common stock, shall be subject to the Participant's investment elections at the end of the Plan Year following the Plan Year for which it is made.

         Each Participant in the Mingled Fund in the Plan prior to the Special Allocation Date whose account has not been distributed prior to such date shall have an account in each Fund and in each portion of the GenRad Stock Fund. Each account will represent an undivided interest in the assets of such Fund. The value of each Participant's account in each Fund and in each portion of the GenRad Stock Fund as of the Special Allocation Date shall be determined by multiplying the value of each Fund and each portion of the GenRad Stock Fund as of that date (without including the assets of the Segregated Accounts under the Plan prior to this Amendment) by a fraction the numerator of which is the value of the Participant's total account on that date and the denominator of which is the value of all participant Accounts in the Mingled Fund of the Plan on such date.

         Each participant who had a Segregated Account in the Plan prior to the Special Allocation Date and whose account has not been distributed prior to such date shall have an account in each Fund to which assets previously held in his or her Segregated Account have been allocated. The value of the account of each such Participant in each such Investment Fund shall be the same as the value of that type of asset in his or her Segregated Account with such limited adjustments as the Trustees determine are administratively necessary.

         The value of all Participants accounts in each Fund shall be reported to Participants.

5.03 Election of Investment Funds. The Committee shall notify each Participant of the value of his or her account in each Investment Fund at least once each calendar quarter.

         The Participant may direct the Committee to reallocate his or her account balance among the Investment Funds by making an investment election in any manner or format authorized by the Committee. Such change in a Participant's investment election shall be made on a daily basis; provided, however, that any change, in a Participant's investment election with respect to the GenRad Stock Fund shall be made as soon as reasonably practicable in accordance with procedures established by the Committee. A Participant's investment election which makes any change in his existing and future investments must be in one percent (1%) increments of his or her total account balance on that date (except an election under the Life Strategy investment option which requires a 100% allocation). If the Participant does not make an investment election in a manner consistent with the terms of this
         Section 5.03, the Participant shall be deemed to have elected to maintain his or her existing investments without change.


                                   ARTICLE VI

                                    BENEFITS

6.01 Benefits. The benefits provided under this Plan consist of the right of a Participant, upon Retirement, death, or other termination of employment to a distribution of the balance of his Plan account(s), in accordance with Sections 6.03, 6.04 or 6.05 below, whichever is applicable.

6.02 Account Balance. Except as otherwise expressly provided below, a Participant's account shall be valued for purposes of distribution as of the "Valuation Date." The term "Valuation Date" means the business day on which the New York Stock Exchange is open for business.

6.03 Retirement Benefit. Prior to Retirement, a Participant (sometimes referred to as the "Retired Participant") may elect to receive either
         (i) a lump sum distribution of the entire balance of his or her account immediately following his or her Retirement, (ii) installment distributions commencing immediately following his or her Retirement, or (iii) a deferral of the distributions of his or her account balance to a date which may be no later than April 1, of the calendar year in which the Participant reaches age 70 1/2, at which time the distribution may be made in a lump sum or installments. Payments to a five percent (5%) owner of the Employer shall be made or commenced no later than the date specified in Clause (iii) of the preceding sentence regardless if Retirement has occurred. If distribution is deferred, the account shall be valued for purposes of distribution as of the Valuation Date that authorized distribution directions are received by the Trustee from the Committee. Elections provided in this section 6.03 concerning the date to which distribution is deferred and the manner in which the account will be distributed at the deferred distribution date may be changed at any time prior to the date distribution commences.

         The account of a Participant who retires and does not receive a lump sum immediately after Retirement shall continue to be subject to and accounted for in accordance with Sections 4.05 and 4.06 and such participant may make elections in accordance with Section 5.03 concerning the investment of his or her account in the same manner as of any other Participant. A Retired Participant who defers distribution of his or her account may, from time-to-time, prior to the date of planned distribution, request distribution of any portion or all of his or her accounts in any one or more of the Investment Funds in which he or she has a remaining balance. Such distribution shall be made as soon as practicable after authorized distribution directions are received by the Trustee from the Committee.

         Installment distributions may be made either monthly or annually as the Participant and the Committee agree. Distributions shall be made, in cash, from the Investment Funds proportionately; when they are exhausted, distribution shall be made in shares of stock from his or her GenRad Stock Fund account. The value of the account of a Retired Participant receiving installment may be reviewed periodically by the Committee to determine whether any adjustment should be made in the size of the installment. Any installment payments shall be made over a period which does not exceed the life expectancy of the Retired Participant on the date benefits commence or the lives of the Retired Participant and his or her spouse on the date benefits commence. The periods of payment under these options cannot exceed the period computed by the use of the Expected Return multiples in IRS Regulation
         Section 1.72-9 in effect on the date the installment payments commence.

6.04 Retirement. Retirement is deemed to occur on the day a Participant terminates employment after the earliest of (1) the date the Participant has reached age 50 and the sum of his or her age and service equal 80, or (2) the date the Participant has reached age 60 and completed ten years of service, or (3) the date the Participant has reached age 65. The Normal Retirement Age under the plan is 65. For purposes of this provision only Years of Service are defined by company policy.

6.05 Death Benefits. In the case of the death of a Participant or Retired Participant before or after Retirement, the entire remaining balance of the Participant's account in the Plan shall be distributed to the Distributee as follows:

         (a) If benefit payments in the form of installments had commenced the balance of the deceased Participant's account balance shall be distributed at least as rapidly as under the method of distribution being used as of the date of death. In all other cases (b) and (c) shall apply.

         (b) If the Distributee of such balance is the Participant's spouse then such spouse may elect to receive either (i) a lump sum distribution, or (ii) installment distributions of the deceased Participant's account balance as described in
                    Section 6.03, or (iii) said spouse may, leave the balance in the Trust for continued investment in the Funds and distribution at a later date in a lump sum or installments all as if said spouse were a Retired Participant and making such elections in accordance with Section 6.03. The spouse shall have one year from the date of the Participant's death to make such elections. If the spouse elects an immediate lump sum distribution it shall be valued as of the Valuation Date that authorized distribution directions are received by the Trustee from the Committee. In the case of an election of a deferred distribution or an installment distribution the amount shall be valued as of Valuation Date that authorized distribution directions are received by the Trustee from the Committee. Such spouse shall have the same rights under this instrument as a Retired Participant, including without limitation, the right to make elections concerning the investment of the account. An installment distribution shall commence no later than the later of (a) the first anniversary of the Participant's death or (b) of the date the Participant would have attained age 70 1/2. A lump sum distribution shall be made within five years after the Participant's death.

                    If no election is made by the spouse concerning the time and manner of distribution of the account within one year of the Participant's death then the decedent's account balance shall be distributed to said spouse, in a lump sum, at the beginning of the month which next follows the first anniversary of the Participant's death, valued as of the Valuation Date that authorized distribution directions are received by the Trustee from the Committee.

         (c) If the Distributee is not the spouse of a Participant or a Retired Participant then the Committee shall direct the Trustee to distribute the Participant's account balance in a lump sum as promptly as the Committee deems advisable within five years after the Participant's death, valuing such account as of the Valuation Date that distribution directions are received by the Trustee from the Committee.

6.06 Disability. In the event of a change in the Participant's employment classification to long term disability status, the Participant may request a distribution from his or her account as a hardship distribution in accordance with the procedures outlined in Section 6.15, below. However, such disabled Participant will not be deemed to have terminated employment solely as a result of such disability. A disabled Employee will continue to be treated as an Employee, except for purposes of receiving a contribution hereunder, until his or her employment terminates. At such time his or her entitlement to benefits shall be determined under this Plan on the basis of the circumstances at that time.

6.07 Termination of Employment. If the value of a Participant's account is less than or equal to $3,500 upon termination of a Participant's employment for reasons other than Retirement, death, or disability, the Participant's entire account balance shall be valued as of the Valuation Date that distribution directions are received by the Trustee from the Committee and distributed in a lump sum as soon as reasonably practicable thereafter. If the value of a Participant's account is greater than $3,500 the account may not be distributed without the Participant's consent except as required by law.

6.08 Distributee. Any distribution shall be made to the Participant if he or she is living. However, if the Participant is living and under guardianship or conservatorship then such distribution shall be made to his or her guardian or conservator. If the Participant is not living, any distribution shall be made in accordance with the Effective Beneficiary Designation, or if an Effective Beneficiary Designation has not been made, then distribution shall be made in full to the Participant's surviving spouse, if any, and, if none, by right of representation to the Participant's surviving issue, if any, and if none is living to the persons who would be entitled to take the Participant's personal estate if the Participant had died at the time for distribution intestate, unmarried and domiciled in the state in which he or she resided at the time of his or her death.

6.09 Effective Beneficiary Designation. An Effective Beneficiary Designation is a written direction in the custody of the Plan Administrator, signed by the Participant or Retired Participant and not subsequently revoked, designating a person or persons (including individuals, partnership, corporations and trusts) to receive a distribution to be made when the Participant or Retired Participant is not living if the person or persons designated is or are living or in existence when the distribution is to be made, with such order of priority as may be specified.

         If the Participant was married at the time of his or her death, the designation of a person other than the Participant's surviving spouse to receive any distribution to be made when the Participant is not living, regardless of when made, shall not be effective and shall be treated as a designation of such surviving spouse unless (a) such surviving spouse had consented to such designation in writing and such consent was witnessed by a representative of the Plan or a notary public or (b) it is established to the satisfaction of the Plan Administrator that such consent may not be obtained, because such spouse cannot be located, or because of such other circumstances as the Secretary of Labor may prescribe. Such consent shall be effective only with respect to such spouse.

6.10 Forms of Distribution. Distributions from the Investment Funds (other than the GenRad Stock Fund) shall be made in cash. Distributions from the GenRad Stock Fund shall be made in shares of stock and cash in the same proportions in which they are held in the Fund; provided that cash shall also be distributed in lieu of shares if a Participant would receive less than ten shares or in lieu of fractional shares. Notwithstanding the foregoing, any hardship distribution from the GenRad Stock Fund shall be made in cash in the discretion of the Committee.

6.11 Alienation; Reaching. The interest of a Participant or other Distributee in any account shall not be subject to alienation, anticipation or assignment and is not subject to being attached or reached and applied by any creditor of a Participant or other Distributee. The provisions of the preceding sentence shall apply in general to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such domestic relations order is a qualified domestic relations order.

6.12 Payment Under Qualified Domestic Relations Order. Notwithstanding any provision of this Plan to the contrary, if there is entered any qualified domestic relations order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such order.

6.13 Commencement of Benefit Payments. Unless a Retiring Participant elects otherwise the Trustee must begin distribution of the account balance of a Participant who has terminated employment for any reason other than death, within 60 days after the end of the Plan Year in which termination of employment occurs, or, if later, the Plan Year in which he reaches age 65.

6.14 Employment After Retirement. Installment payments of a retirement benefit shall be suspended during any period, subsequent to the commencement of payments, during which the Participant is re-employed by the Employer. Credited Service shall include such service after Retirement.

6.15 Hardship Benefits. The Committee may direct the Trustee, if the Committee deems it advisable, to make distributions to a Participant of Employer contribution (and earnings thereon) made under Section 3.01 upon his or her written request, if they determine in their absolute discretion, that he or she is entitled to a hardship benefit. A hardship benefit includes any distribution for the following reasons:

         (a) Injury or illness (whether mental or physical) of the Participant or any member of his or her immediate family, including, without limitation, the Participant's parents and the parents of the Participant's spouse;

         (b) Substantial uninsured financial loss to the Participant's home or tangible personal property, but not including money or securities; or

         (c) Any such other hardships as the Committee may from time-to-time define by rule.

         Any hardship benefit shall be distributed from the Participant's account containing Employer contributions proportionately based on balances in each account valued as of the Inventory and Allocation Date after the request for distribution is approved, and any distribution thereby required from the GenRad Stock Fund shall be made in cash in the discretion of the Committee.

6.16 Direct Rollover of Eligible Distribution. Notwithstanding any provision of the Plan to the contrary, if any distribution to a Distributee (i) is made on or after January 1, 1993, (ii) totals $200 or more, and
         (iii) constitutes an Eligible Rollover Distribution, the individual may elect on a form provided by the Committee to have all or part of such Eligible Rollover Distribution paid in a direct rollover to an Eligible Retirement Plan selected by the individual. For the purpose of this Section, a Distributee, Eligible Rollover Distribution and Eligible Retirement Plan shall be deemed as follows:

         (a) Distributee means a Participant, surviving spouse of a Participant, or spouse or former spouse of a Participant who is the alternative payee under a qualified domestic relations order, as defined in Internal Revenue Code Section 414(p).

         (b) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Internal Revenue Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c)        Eligible Retirement Plan means a plan described below:

                    (i) An individual retirement account described in Internal Revenue Code Section 408(a);

                    (ii) An individual retirement annuity (other than an endowment contract) described in Internal Revenue Code Section 408(b);

                    (iii) A qualified defined contribution plan and exempt trust described in Internal Revenue Code Sections 401(a) and 501(a) respectively, the terms of which permit the acceptance of rollover contributions; or

                    (iv)   An annuity plan described in Internal Revenue Code
                           Section 403(a). However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         If an election is made to have only a part of an eligible rollover distribution paid in a direct rollover, the amount of the direct rollover must total $500 or more.

         Direct rollovers shall be accomplished in accordance with procedures established by the Committee, including, in the case of distributions not subject to the consent requirements of Internal Revenue Code
         Section 411(a)(11), procedures for affirmatively waiving the minimum notice period described in Income Tax Regulation 1.401(c)-2T.

         The procedures established by the Committee shall be made in accordance with the rules set forth in Income Tax Regulation 1.401(a)(31)-1T.


                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN

7.01 General Powers. Effective July 1, 1987, the Committee on Employee Benefits Plans shall have general authority to control and manage the Plan. Each of the members of the Committee may serve in more than one fiduciary capacity with respect to the Plan.

7.02     Special Powers.  The Committee has the following authority:

         (a) To appoint and remove (i) a Plan Administrator, with responsibility for reporting and disclosure under Title I of ERISA and for inquiries and claims; (ii) a person with responsibility for reporting and disclosure under the Internal Revenue Code of 1954 (as amended) or any other applicable law; (iii) attorneys and others to represent them before any court or governmental agency; (iv) an investment manager or managers with exclusive authority and discretion to manage, acquire and dispose of any part or all of the assets of the plan; (v) one or more investment companies (hereinafter referred to as

                    "Mutual Funds"), registered under the Investment Company of 1940, to comprise the Investment Funds under Section 5.01.

         (b) To sign written instruments setting forth any plan amendments adopted by the Employer;

         (c) To act for the Employer in connection with any administrative or judicial proceeding affecting the Plan;

         (d) To employ, subject to the requirements of the financial policies of the Employer, persons to render accounting, actuarial, legal, investment or insurance advice and to rely on such advice;

         (e) To designate persons to carry out designated fiduciary responsibilities under the Plan;

         (f) To allocate fiduciary responsibilities (other than Trustee responsibilities) among themselves; and

         (g) To appoint and remove a Trustee, who shall be no fewer than three and no more than seven individuals who are employees or directors of GenRad, Inc. or a banking institution chartered under the laws of the Commonwealth of Massachusetts or the United States.

7.03 Fiduciary Status. The members of the Committee are fiduciaries obligated to discharge their duties solely in the interests of the Plan Participants and their beneficiaries. They shall be free from interference by any person with the discharge of their duties.

7.04 Meetings. The members of the Committee shall hold such meetings as they deem necessary at such times and places as are agreed upon in advance. Action at meetings shall be approved by a vote of a majority of all members in office, whether or not they are all present at such meetings. The Committee may act without a meeting by the unanimous written consent of the members. One of the members shall maintain a record book containing the minutes of the Committee's actions.

7.05 Disbursements and Distributions. The Committee shall direct the Trustee to make such disbursements for the purposes of investment as the Committee in its sole discretion deem advisable and proper subject to
         Section 5.03. The Committee shall direct the Trustee to make disbursements for the payment of expenses in accordance with Section
         7.06. The Committee shall direct the Trustee to make distributions to Participants and their beneficiaries in accordance with the terms of this instrument.

7.06 Administrative Expenses; Advisors. All administrative expenses of the Plan and Trust shall be charged to and paid out of the Trust Fund upon approval by the Committee. The Committee shall not approve any expense the payment of which would be inconsistent with the obligation of a fiduciary under ERISA or would constitute a prohibited transaction thereunder. Expenses payable hereunder include, without limitation, Trustees' fees, administrative, actuarial, accounting and legal fees, and fees for investment of insurance advice.

7.07 Trust Agreement. The Employer shall enter into a Trust Agreement with a Trustee for the purpose of holding the Trust Fund. The Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested subject to
         Article V, and distributed by the Trustee, and no part of the corpus or income of the Trust Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. The Committee shall have the authority to remove Trustee or any successor Trustee by giving written notice 60 days in advance to this effect. Any Trustee or any successor Trustee may resign and in this event the Trustee or successor Trustee shall notify the Committee by giving written notice 60 days in advance to this effect. Upon removal or resignation of a Trustee, the Committee shall appoint a successor Trustee.

         The Committee shall also have the authority to direct that any portion of the assets shall be invested as directed by Participants in accordance with Section 5.03 or by a qualified investment manager appointed by the Committee.

7.08 Voting Employer Securities. The Committee and Trustee shall obey the directions, if any, of the Participant or the Participant's spouse (the "Voter"), respecting any voter rights attributable to the GenRad securities allocable to their accounts in the Reserved or Discretionary Portions of the GenRad Stock Fund after the Special Allocation Date, determined for each portion of such Fund separately by multiplying the number of shares of GenRad stock in each portion of such Fund by a fraction the numerator of which is the value of the Participant's account in each portion of such Fund as of the most recent Inventory and Allocation Date and the denominator of which is the value of all accounts in each portion of such Fund on such date. The number of shares to be voted shall be determined as of the Inventory and Allocation Date next preceding the record date on which the shareholders who are entitled to vote are determined. (If a Participant has died and the deceased's spouse is not the Distributee under Section 6.08, or the spouse of a deceased Participant has died and such spouse had an interest in one or both portions of the GenRad Stock Fund, then the Trustee shall exercise the voting rights attributable to the GenRad Stock allocated to such account or accounts in the GenRad Stock Fund if such stock has not been distributed on the date such voting rights must be exercised)

         Voter instructions to the Trustee shall set forth on a "Voting Instruction Card" designated by the Employer and sent to each Voter prior to any meeting of the stockholders of the Employer at which stockholders will vote. The Voting Instruction Card will state the type of GenRad securities to be voted, the number of shares he or she is entitled to vote as of the record date of the stockholders' meeting, and the issue or issues to be voted on at the meeting. If the Voting Instruction Card is returned, as directed, if no direction is given, such shares shall be voted in the manner, if any, printed on the card. If the card contains no such printed instructions or if it is not returned, the shares shall not be voted. All shares, whether or not voted, shall be counted in determining whether a quorum is present at the stockholders' meeting for which the cards are distributed.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01 Bonding. To the extent permitted by law the requirements of giving bond by any Committee member or other fiduciary or of giving surety on any bond shall be dispensed with.

8.02 Insurance and Indemnification. Trust Funds may be applied to the purchase of lawful insurance covering the fiduciary obligations of persons who are fiduciaries respecting the Plan and Trust, and such fiduciaries may purchase, with funds other than Trust Funds, waivers of subrogation.

8.03 Terminology. Where the context permits, the use of any gender or number shall not be construed to exclude any other gender or number, and the enumeration of instances shall not be construed to diminish the generality of a statement. This instrument shall be liberally construed so as to effectuate its purposes.

8.04 Miscellaneous. This Plan shall not constitute an express or implied contract between the Employer and any Participant and nothing contained herein shall give to any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the management of the Employer's business or, except as otherwise provided by law, the right of the Employer to discharge any Employee or Participant at any time, nor shall it give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the rights of any Employee to terminate his employment at any time.

8.05 Registration and Sale of Securities. Notwithstanding any other provision of this instrument, the Committee may take such action as they deem advisable for the Form

         S-1, S-7 or S-16 (or similar form) registration and sale of Employer securities held by the Trustees. Such actions may include but are not limited to:

         (a) Approving, executing and delivering any agreement or contract with underwriters, custodians or others upon such terms and conditions as they deem advisable in connection with such registration and sale and taking all action they deem advisable to carry out the terms and conditions of said agreement or contract, including without limitation, the deposit of securities under any escrow or custodianship arrangements;

         (b) Appointing, in accordance with Section 7.02, one or more of the Committee members, whether revocably or irrevocably, as agents or attorneys-in-fact, and delegating to him or them such powers as the Committee shall deem advisable in order to effect such registration and sale, which may include, without limitation:

                  (i)      The powers enumerated in subparagraph (a), above.

                 (ii) The power to execute and deliver any agreement or contract with respect to such registration and sale and the power to alter, amend, add to, rescind or otherwise modify the terms of any agreement or contract previously approved or executed by the Committee.

                (iii) The power, within such limits as may be set by the Committee in the instrument of appointment, to set the price for sale and the number of shares to be sold by the Trust.

         Such appointment shall be valid for a period of no more than three months but may be renewed. Any agreement or other instrument executed or delivered or any other action taken pursuant to this Section 8.05 by the holder or holders of such powers shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the execution or delivery thereof or the taking of such action that such appointments and delegation of powers were valid and in full force, and that the execution and delivery thereof or the taking of such action was duly authorized, empowered and directed and that such instrument or action taken is valid, binding, effective and legally enforceable. Any agent or attorney-in-fact appointed under this subparagraph (b) shall promptly account to the other Committee members, but no breach of the duty to account shall have any effect on any person relying on the action of the agent or attorney-in-fact pursuant to the preceding sentence.

         (c) Providing such indemnification for such underwriters, agents, attorneys-in-fact, custodians or others as they deem advisable in connection with such registration and sale; and

         (d) Making such representations and warranties, in connection with such registration and sale, as they deem advisable notwithstanding any investigation by or actual knowledge of others.

         Any obligation created by a Committee member, agent or attorney-in-fact pursuant to this Section 8.05 whether by the making of a representation, the giving of an indemnification or by any contractual undertaking, whether executory or otherwise, shall be binding on the trust estate and not individually upon the Committee members, agents or attorneys-in-fact, and may bind the trust estate for a period longer than the potential duration of the trust.


                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

9.01 Right of Amendment and Termination. The Employer has reserved to itself the right to modify, amend or terminate the Plan. The right of the Employer to take such actions with respect to the Plan is reserved to the Committee. The Committee may modify, amend or terminate the Plan to the extent it may deem necessary or appropriate, in its sole discretion, by resolution at any meeting of the Committee, including a telephonic meeting, or by unanimous consent, or pursuant to any procedure established for action of the Committee by the Articles of Incorporation and By-Laws of GenRad, Inc. for applicable law.

         The Committee may, in its sole discretion, delegate its authority to modify, amend or terminate the Plan to any other entity, person or committee, and such delegate shall have the authority of the Committee to the extent provided in the delegating action. Upon written request, the Plan Administrator, Plan supervisor and Employer may provide written notice to individuals covered by the Plan of the identity or membership, as applicable, of such entity, person or committee.

         The right reserved to the Employer to modify, amend or terminate the Plan, as exercised by the Committee or its duly authorized delegate, shall be a power reserved to the Employer as sponsor of the Plan. No action taken pursuant to the right of modification, amendment or termination shall be subject to appeal by any person claiming a right under the Plan, except as may otherwise be provided by applicable law.

                                    ARTICLE X

                  CASH OR DEFERRED ARRANGEMENT -- CHIP PART II

10.01 Purpose. This Article X sets forth, and may be referred to as, Part II of the GenRad Choice Investment Plan ("CHIP"), which is effective as of January 1, 1985. Part II of CHIP will be administered upon the terms set forth in this Article X, and upon the terms set forth elsewhere in this instrument to the extent they are not inconsistent.

10.02 Eligibility; Participation. All Employees of GenRad, Inc. (and of any U.S. corporation a majority of the stock of which is owned by GenRad, Inc. and which elects to participate in Part II of CHIP with the consent of GenRad, Inc.), who are on the U.S. payroll and are scheduled to work at least 1,000 hours per year, are eligible to participate in
         Part II of CHIP. An Employee who is not scheduled to work 1,000 hours, but actually completes a Year of Service shall also be eligible to participate. Seasonal Employees shall be excluded from participation in the Plan. Each company whose employees are eligible under the preceding sentence shall be referred to as a "CHIP Employer."

         Eligible Employees will become Participants in Part II of CHIP ("CHIP Participants") upon (i) filing an enrollment form ("Form") as provided in Section 10.03, below, and (ii) completing 30 days of employment for an Employer (as defined in Section 1.13, above); provided, however, that Employees who previously completed 30 days of employment and who are transferring from a company, a majority of the stock of which is owned by GenRad, Inc. but which for any reason does not qualify as a CHIP Employer, or who are returning from a leave of absence or long term disability, or who are being rehired, will not be required to complete an additional 30 days of employment.

         An Employee will be a CHIP Participant under this Article X as long as the Employee has a CHIP account as described in section 10.08, below, even if the Employee is not then actively making CHIP Participant Contributions as described in Section 10.04, below.

10.03 Enrollment Form. Any Employee who has met the eligibility requirements described in Section 10.02, above, will become a CHIP Participant either initially or after having previously terminated Participation, by filing with the Plan Administrator a Form that has been prescribed or approved by the Plan Administrator. The Form may be filed during the two (2) week Enrollment Period within the month prior to an Entry Date. The Entry Dates shall be the first day of each calendar quarter (January 1, April 1, July 1 and October 1). The Enrollment Period for each Entry

         Date shall be announced by the Committee. An Employee will become a CHIP Participant effective with the first day of the payroll period following his Entry Date.

10.04 CHIP Participant Contributions. Each CHIP Participant shall designate on the Form a percentage of the Participant's Deferrable Compensation to be contributed by the Employer on behalf of the Participant ("Contribution Percentage"), which percentage shall be a whole number between 0 and 15, inclusive; provided however, that effective January 1, 1987, the maximum dollar amount that any Participant can contribute during any Plan Year is $7,000 (or such higher amount as permitted by the Internal Revenue Code). The Committee will determine the amount to be contributed as a CHIP "Participant Contribution" for each CHIP Participant by multiplying the CHIP Participant's Contribution Percentage by the CHIP Participant's Deferrable Compensation during each pay period.

         A CHIP Participant may change the Contribution Percentage by filing a new Form during an Enrollment Period. Such change will become effective in the same manner an initial enrollment under Section 10.03 would become effective; provided, however, that if a CHIP Participant changes the Contribution Percentage to zero, such change will be implemented as soon as administratively practicable. CHIP Participants who reduce their Contribution Percentage to zero remain CHIP Participants and may again have contributions to CHIP made on their behalf by filing a Form with the Plan Administrator during an Enrollment Period that will become effective at the same time as an initial enrollment Form under
         Section 10.03, above.

10.05 Return of CHIP Participant Contributions Above $7,000. If the Committee determines that during any Plan Year beginning on or after January 1, 1987, the CHIP Participant Contributions for a CHIP Participant exceeds the dollar limitation in Section 10.04, such excess amount (together with any attributable earnings to such amount determined on a pro-rata basis in accordance with the procedures set out in 10.12) shall be returned to the CHIP Participant by April 15 of the next Plan Year. The member shall be responsible for notifying the Committee by March 1 of the following Plan Year of any excess in the pay deferral contributions made under the Plan and any other qualified plan, and the amount of such excess (together with earnings) to be returned to the CHIP Participant from this Plan by April 15 of the next Plan Year. Such distributions shall be made notwithstanding the requirement that the CHIP Participant or the CHIP Participant's spouse consent to certain distributions. Excess amounts to be distributed under this Section
         10.05 shall not be considered in the calculation of the Deferral Percentages of CHIP Participants.

10.06 Compensation. For purposes of this Article X, the following definitions shall apply:

         (a) Compensation shall mean the Participant's Gross Earnings paid during the Plan Year for services performed for the Employer and if elected by the Employer, Compensation shall also include CHIP Participant Contributions for the Plan Year.

         (b) Deferrable Compensation shall mean all CHIP Participant Contributions made for a CHIP Participant during the Plan Year plus the CHIP Participant's base salary, overtime, commissions and shift differential paid during the Plan Year, but excluding bonuses and severance pay.

10.07 Employer Matching Contributions. The CHIP Employer may make an Employer Matching Contribution to the account of each CHIP Participant who made a CHIP Contribution to the Plan during the Plan Year. The "Employer Matching Contribution", shall be 50% of the first 6% of the CHIP Participant Contribution during the Plan Year.

         If as a result of the IRS Section 402(g) dollar limitation on the amount of the annual Effective Deferral Contribution, or the IRC
         Section 401(a)(17) dollar limitation on Compensation, the Participant does not receive a total Matching Contribution under the payroll matching procedure, an additional Matching Contribution shall be made on the Participant's behalf so that the Participant's total Matching Contribution is equal to 100% of the Participant's annual Elective Deferral Contribution eligible for Matching Contributions.

10.08 Payment and Allocation of Contributions. The CHIP Participant Contribution and the Employer Matching Contribution, if any, will be transferred by the CHIP Employer to the Trustees as soon as administratively practicable after the Trustees have been informed by the persons maintaining the CHIP records of the amount to be invested in each Investment Fund, in accordance with the investment elections made by the CHIP Participant; provided, that such transfer shall be made not later than the time prescribed by law for filing such CHIP Employer's return for the taxable year (including extensions thereof) for which the payment is on account.

         Contributions under this Plan (including contributions under Article X and Article III) shall be made without regard to the existence of current or accumulated earnings or profits.

         Further, the amount contributed under this Article X, when added to the amount contributed under Article III, shall not exceed the maximum amount allowable as a deduction in the taxable year under Section 404 of the Code, unless the Board of Directors expressly elects to exceed this amount. If such election is not made and the contributions would otherwise exceed the maximum allowable deduction then they shall be reduced as provided above in order to comply with such limitation.

         The Committee or the recordkeeper for CHIP shall establish an account to be known as the CHIP account to which all CHIP Participant Contributions and all Employer Matching Contributions shall be allocated. This account will be in addition to any account established under Article IV. The Committee or recordkeeper for CHIP shall also establish an account reflecting the investment of CHIP Participant Contributions and Employer Matching Contributions in each of the Investment Funds described in Section 5.01, above.

10.09 Deferral Percentage Limitations. Effective January 1, 1987, in order to meet the requirements of Section 401(k) of the Code, the Average Deferral Percentage ("ADP") for Participants who are Highly Compensated Employees for such Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25.

         (ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for such Highly Compensated Employees is not more than two percentage points higher than the ADP for such Non-Highly Compensated Employees."

10.10 Procedure to Follow if Deferral Percentage Limitation Exceeded. From time-to-time during the Plan Year and after the Plan Year the Committee will determine if the limitations above will be satisfied. If the Committee determines during any Plan Year that the Average Deferral Percentage limitation will otherwise be exceeded based on CHIP Participant Contributions in effect for such year, it shall adjust on a prospective basis for the remainder of such Plan Year to the extent deemed necessary the salary deferral agreements of the Highly Compensated Employees whose Deferral Percentage exceeds the maximum Average Deferral Percentage for Highly Compensated Employees. If after the end of the Plan Year the prospective adjustment of salary deferral agreements is not sufficient for the Average Deferral Percentage for Highly Compensated Employees to satisfy the limitations in Section 10.09, the Committee shall reduce the CHIP Participant Contributions made for Highly Compensated Employees whose Deferral Percentage exceeds the maximum Average Deferral Percentage for Highly Compensated Employees. Such adjustment or reduction shall be performed by reducing the Deferral Percentage of Highly Compensated Employees in descending order beginning with the Highly Compensated Employee(s) with the highest Deferral Percentage until such limitation has been satisfied. In performing the reduction or adjustment, the reduced Deferral Percentage of any affected Highly Compensated Employee shall in no event be lower than the Deferral Percentage of any Highly Compensated Employee with the next highest Deferral Percentage.

10.11 Return of Reduced Salary Deferral Contributions. Effective January 1, 1987, the Plan Administrator shall distribute to the Highly Compensated Employee the amount of any excess CHIP Participant Contribution (together with the income allocable thereto determined on a pro-rata basis) as determined in Section 10.10 within two and one-half (2 1/2) months after the end of the Plan Year, but in no event later than by the end of the next Plan Year. If there is a loss allocable to the amount of any excess CHIP Participant Contribution, the amount distributed shall in any event be less than the lesser of the Highly Compensated Employee's account or the CHIP Participant Contributions for the Plan Year. Such distribution shall be made without the consent of the Participant.

10.12 Determination of Income on Excess Salary Deferral Contributions. The excess amount distributed under Section 10.11 shall include a proportionate share of gain (or loss) for the Plan Year and for the period between the end of the Plan Year and the date of distribution. Income allocable to excess CHIP Participant Contributions for the Plan Year shall be determined by multiplying the income on all CHIP Participant Contributions by a fraction where:

         (a) The numerator is the amount of the excess CHIP Participant Contributions; and

         (b) The denominator is the value of the CHIP account as of the end of the Plan Year, reduced by the gain and increased by the loss allocable to such amounts for the Plan Year.

                    Income allocable to excess CHIP Participant Contributions for the period from the end of the Plan Year to the date of distribution shall be determined by multiplying the amount of income on excess CHIP Participant Contributions as determined for the Plan Year by the product of ten percent (10%) times the number of months between the Plan Year end and the date of distribution (with 16 days being treated as a full month).

         For purposes of this Section 10.12 income shall be determined by including dividends, interest, realized gains and appreciation (whether or not realized). The income allocable to CHIP Participant Contributions shall be the net amount from all gains and losses to the CHIP account.

10.13 Contribution Percentage Limitation. Effective January 1, 1987, in order to meet the requirements of Section 401(m) of the Code, the Average Contribution Percentage ("ACP") for Highly Compensated Employees for any Plan Year shall be limited by applying the same percentage limitations as in Section 10.09.

         The alternate limitations applicable to this Section and Section 10.09 shall be applied in accordance with regulations issued by the Secretary of the Treasury and to the extent permitted, the Employer may elect to take into account salary deferral contributions in determining Employer Contribution Percentages. If the Employer Contribution Percentage limitation is exceeded, excess Employer contributions (including the income allocable thereto determined on a pro-rata basis) shall be reduced proportionately within two and one-half (2 1/2) months after the end of the Plan Year in accordance with the procedures in Section
         10.10. If there is a loss allocable to the amount of any excess Employer contributions the amount of the reduction shall in no event be less than the lesser of the Highly Compensated Employees' account or the Employer contributions for the Plan Year. The reduced Employer contributions shall be distributed, if vested, or, if forfeitable, forfeited and placed in a suspense account and applied to meet Employer contributions in the current or succeeding Plan Years until exhausted. In no event shall any excess Employer contribution be distributed (or forfeited, if applicable) later than the end of the next Plan Year. Such distribution or forfeiture shall be made without the consent of the Participant.

10.14    Definitions.

         (a) The "Average Contribution Percentage" for a specified group of Employees for a Plan Year means the sum of the Employer Contribution Percentages of each Employee in the group divided by the number of Employees in such group. The "Employer Contribution Percentage" of each CHIP Participant shall be equal to the percentage obtained by dividing the amount of Employer Matching Contributions made on behalf of the CHIP Participant for the Plan Year by his Compensation for the Plan Year. The Employer Contribution Percentage of an eligible Employee who does not elect to make CHIP Participant Contributions shall be zero.

         (b) The "Average Deferral Percentage" means with respect to the group of Highly Compensated Employees or the group of Non-Highly Compensated Employees, the sum of the Deferral Percentages of each Employee in the group eligible to make CHIP Participant Contributions divided by the number of Employees in such group. The "Deferral Percentage" of each CHIP Participant shall be equal to the percentage obtained by dividing the amount CHIP Participant Contributions (and Employer Matching Contributions, as provided below) paid under the Plan on behalf of each CHIP Participant for the Plan Year by his Compensation for the Plan Year. The Deferral Percentage of an eligible Employee who elects to have no CHIP Participant Contributions made on his behalf for the Plan Year shall be zero.

                    For purposes of determining the Average Deferral Percentage, the Committee may determine on a year-to-year basis and in accordance with Regulations issued by the Secretary of the Treasury whether or not to include Employer Matching Contributions; and, if so included, the separate Contribution Percentage limitation in Section 10.13 shall not be applicable to the extent permitted by Regulations.

         (c) "Highly Compensated Employee" means any employee who during the current Plan Year or the preceding Plan Year.

                    (i) Was at any time a five percent (5%) owner, as that term is defined in Section 416(i)(1)(B) of the Code;

                    (ii) Received Compensation in excess of $75,000, as adjusted pursuant to Section 415(d) of the Code;

                    (iii) Received Compensation in excess of $50,000, as adjusted pursuant to Section 415(d) of the Code and was in the "top 20% group" of employees in compensation as determined in Section 414(q)(4) of the Code; and

                    (iv) Was an officer of the Employer and received Compensation greater than 50% of the dollar limitation contained in Section 415(b)(1)(A) of the Code; provided that no less than three and no more than ten percent (10%) of the Employees (up to a maximum of 50) must be included in officers.

         Notwithstanding the foregoing an Employee who is a Highly Compensated Employee during the current Plan Year shall not be treated as a Highly Compensated Employee for the purpose of this Section unless he;

                    (1) Was also a Highly Compensated Employee during the preceding Plan Year;

                    (2) Is within the top 100 Employees in Compensation during the current Plan Year; or

                    (3)    Is a five percent (5%) owner in the current Plan
                           Year.

         The following will apply in determining Highly Compensated Employees:

                    (i) A family member of an Employee who is a five percent (5%) owner or who is one of the ten highest paid Employees shall not be considered as a separate Employee for purposes of determining Highly-Compensated Employees, and such family member's salary deferral contributions, Employer contributions and Compensation shall be aggregated with that of the five percent (5%) owner or the Employee among the ten highest paid Employees. For purposes of this Section, a family member shall include an Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants.

                    (ii) A former Employee who terminates employment during the current or the preceding Plan Year (but after December 31, 1986) shall be excluded unless he was a Highly Compensated Employee upon termination or at any time after attaining age 55.

                    (iii) The determination as to who is a Highly Compensated Employee shall be made after determining Employees within the controlled group (as defined in Section 414(b) of the Code and after application of the special rules in Section 414(m) and (n) of the Code).

         (d) For purposes of determining Deferral Percentages and Contribution Percentages under the Plan, elective salary deferral contributions, Employee contributions and Employer Matching Contributions to the following plans maintained by the Employer shall be aggregated with CHIP Participant Contributions and Matching Contributions:

                    (1) Plans that must be aggregated and treated as a single plan for purposes of compliance with Sections 401(a)(4) and 401(b) of the Code; and

                    (2) Plans under which a Highly Compensated Employee is eligible to make elective salary deferral contributions; but only for purposes of determining such Employee's Deferral Percentage.

10.15 Withdrawals. Withdrawals of CHIP Participant or Employer Matching Contributions made under the terms of this Article X will only be permitted in the event of financial hardship or after the CHIP Participant attains age 59 1/2.

         (a) Financial hardship is defined as an immediate and heavy financial need of the CHIP Participant:

                    (i) To pay expenses incurred or necessary for medical are, described in Section 213(d) of the Code, of the Participant or the Participant's spouse, children or dependents;

                    (ii) to purchase the principal residence of the Participant (excluding mortgage payments);

                    (iii) to pay tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children, or dependents; or

                    (iv) to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) Hardship withdrawals shall be requested in a signed, written instrument filed by the CHIP Participant with the Plan Administrator, specifying the amount of withdrawal required (which may not be less than $500), and the type of financial hardship sustained. Such written instrument shall indicate what other financial resources of the CHIP Participant are immediately available to meet the financial hardship. The CHIP Participant may be required to submit with the statement, or in response to later inquiry, such proof of the financial hardship as the Plan Administrator deems advisable (as, for example, invoices, deeds, and doctor bills).

         (c) The following administrative rules will govern the administration of the hardship withdrawals:

                    (i) The Plan Administrator shall determine in writing in the manner provided in Section 1.07(a), above, as to whether a financial hardship exists based on the standards set forth above and as to the amount of any withdrawal which will be permitted to meet any such hardship. Such determinations of the Plan Administrator shall be subject to review as provided in Section 1.07(b), above. The Plan Administrator shall have the authority to interpret and implement this provision and shall apply the standards set forth in this provision in a uniform and nondiscriminatory manner. The Plan Administrator may impose such additional restrictions or adopt such additional regulations as the Plan Administrator deems necessary or advisable to administer this Section or to maintain the qualification of the Plan.

                    (ii) Distributions shall be made as soon as practicable after the written instrument described above is received.

                    (iii) The amounts distributed shall be distributed from the CHIP account under this Article X. They shall also be distributed proportionately from the Investment Funds in which this account is invested as of the Inventory and Allocation Date immediately preceding the hardship distribution.

                    (iv) Hardship distributions from the Investment Funds shall be made in cash. Distributions from the GenRad Stock Fund shall be made in shares of stock and cash in the same proportions in which they are held in the fund; provided that cash shall also be distributed in lieu of shares if a Participant would receive less than ten shares or in lieu of fractional shares.

                    (v) There is no limitation on the number of hardship withdrawals which may be requested.

                    (vi) A CHIP Participant shall not be permitted to redeposit amounts withdrawn as a result of this provision.

         (d) Withdrawals after attainment of age 59 1/2 may be requested by any CHIP Participant from the CHIP Participant's CHIP account in a signed, written instrument delivered to the Plan Administrator. Only one withdrawal may be made after 59-1/2 which is not made on account of hardship or as a result of termination of employment. The provisions of
                    Section 10.15(c) shall apply to any withdrawal made under this Section 10.15(d).

10.16    Loans.

         (a) Each CHIP Participant with a CHIP account will be permitted to borrow an account not greater than the balance of that account, subject to the additional limitations set forth below:

                    (i) The minimum amount which may be borrowed is $500.

                    (ii) The maximum amount which may be borrowed is the lesser of (1) $50,000, reduced by the excess of the highest outstanding loan balance during the one-year period ending on the day before the loan is made over the outstanding loan balance on the day the new loan is made, or (2) one-half of the CHIP Participant's vested account balance under this Article X, excluding that portion of the Participant's account balance invested in the GenRad Stock Fund.

                    (iii) The amount borrowed shall be subject to such terms concerning the interest rate applicable to the loan, the timing and amount of repayment, and the security for such borrowing as are agreed by the CHIP Participant and the Plan Administrator.

                    (iv) The loan must be repaid within a period of one to five years, provided that the repayment period may be extended to 15 years if the loan is being used to acquire, construct, reconstruct, or substantially rehabilitate any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the CHIP Participant.

                           The Plan Administrator shall have the right to establish from time-to-time such general rules as are consistent with the provisions of ERISA and the Code that will apply to all loans made under this Article
                           X. However, until modified by the Plan Administrator, the following general rules will apply to all loans made under this Article X.

                           (A) The CHIP Participant shall have the right to select the term of the loan, subject to the limitations described in subparagraph (iv), above, and subject to a minimum repayment of $5.00 per week, except that it is required that the loan be paid not less frequently than quarterly and payments shall result in a substantially level amortization of the loan, unless otherwise permitted by regulations. The term selected by the CHIP Participant shall not be extended, except as provided in subparagraph B, below.

                           (b) Loans shall be repaid through payroll deductions as described in the loan documents. However, any CHIP Participant on an approved leave of absence who is not receiving any payments from the CHIP Employer will be allowed to defer repayment for up to one year (thereby extending the loan term for up to one year, but such extension may not extend the total loan term beyond the limits described in subparagraph
                                    (iv), above, in which case the deferred
                                    payments shall be added to the remaining payments proportionately). At the end of the deferral period, if the CHIP Participant has not returned to active status and is not able to resume payroll deduction repayments, the CHIP Participant will have the option of repaying the entire amount directly to CHIP or the loan will be treated as a withdrawal with the value of the Participant's CHIP account being adjusted accordingly as long as the provision of the previous sentence does not adversely affect the qualification of Article X under the provisions of Section 401(k) of the Code.

                           (C) All loans may be repaid early without penalty in accordance with their terms.

                           (D) Each CHIP Participant may obtain only one loan during any 12 month period and only two loans per CHIP Participant may be outstanding at any time.

                           (E) Loans shall be made as soon as reasonably practicable after authorized directions are received by the Trustee from the Plan Administrator.

                           (F) All loans under this Section shall bear a reasonable rate of interest and shall be adequately secured. The interest rate shall be no less than the prime rate of interest charged by any bank, serving as Trustee or recordkeeper to the Plan, to its best customers on the first day of business in January and July of each year. This rate will apply for the full term of all loans made during the six months following such date. If no bank is serving as Trustee or recordkeeper, the Plan Administrator may select a bank whose prime rate of interest will be used for this purpose. Loans shall be secured by the borrower's CHIP account.

                           (G) A loan shall be deemed to have been made proportionately from the Investment Funds in which the borrower's CHIP account is invested as of the Inventory and Allocation Date immediately preceding the date the loan is made.

                           (H) Loan repayments will be invested among the Investment Funds in accordance with the Participant's most recent investment elections.

                           (I)      Any loans outstanding at the CHIP
                                    Participant's Retirement, death or
                                    termination of employment shall be converted into a withdrawal and the principal amount plus accrued interest will be treated as a reduction in the value of the CHIP Participant's CHIP account.

                           (J) The Plan Administrator is authorized to adopt from time-to-time such additional regulations or guidelines as the Plan Administrator deems advisable in administering this loan program.

                           (K) No loan shall be made to a Participant from the Plan unless within the 90-day period before the making of the loan the Participant's spouse consents in writing to the pledge of the participant's interest in the Plan as security for the loan. Any such consent by the Participant's spouse shall be in writing, shall acknowledge the effect of the loan, and shall be witnessed by a notary public. The spouse's consent shall be thereafter binding on the consenting spouse or any subsequent spouse with respect to the Participant's loan. A new spousal consent shall be required for any renegotiation, extension, renewal or other revision of the Participant's loan.

10.17    Special Administrative Provisions for the Choice Investment Plan.

         (a) All contributions are fully vested as of the date they are made. The value of the accounts reflecting the investment of CHIP Participant and Employer Matching Contributions in each of the Investment Funds shall be adjusted as described in
                    Section 4.06(a). Upon Retirement, death or other termination of employment, the balance of a Participant's CHIP account (determined as of the Valuation Date that authorized distribution directions are received by the Trustee from the Committee) shall be paid in a lump sum, as soon as reasonably practicable after directions are received by the Committee. Payment to a Participant shall be made no later than April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2 or, if later, and the Participant is not a five percent (5%) owner of the Employer, April 1 of the calendar year following the calendar year in which Retirement occurs. Distributions from the Funds other than the GenRad

                    Stock Fund shall be made in cash. Distributions from the GenRad Stock Fund shall be made in shares of stock and cash in the same proportions in which they are held in the fund; provided that cash shall also be distributed in lieu of shares if a Participant would receive less than ten shares or in lieu of fraction shares.

         (b) Investment of the CHIP account shall be governed by election of the Investment Funds separate from that for accounts established under other Articles of this Plan. On the Form which the Participant initially files in order to participate in CHIP, the Participant must make an initial election, in increments of one percent (1%) (except for the Life Strategy investment option which requires an election of 100%), as to the manner in which the CHIP Participant's CHIP account will be invested among the Investment Funds. A Form which does not contain such election will not be considered to have been properly filed with the Plan Administrator. After this initial election, Section 5.03 above, relating to Election of Investment Funds, shall apply.

         (c) To the extent the investment elections concerning CHIP accounts would otherwise require the Trustees to acquire GenRad stock for such accounts they may acquire such stock from the GenRad Stock Fund (either the Discretionary Fund or the Reserved Fund), paying the price at which the stock closed on the New York Stock Exchange on the last trading day. A blackout period shall apply with respect to the ability to make an investment or divestment in the GenRad Stock Fund. The blackout period begins five business days before the end of each fiscal quarter and ends two business days after quarterly earnings are announced by the Company.

         (d) The CHIP accounts may be segregated from or commingled with other plan accounts in each Investment Fund as the Trustees deem advisable. If commingled, the Trustees shall maintain such records as they deem advisable of the separate accounts maintained under this instrument.

10.18    Vesting of Employer Matching Contributions.

         For Employees hired on or after January 1, 1995, the vested percentage in each Participant's Employer Matching Contribution is determined under the following schedule and is based on Years of Service. A Participant will always, however, be 100% vested in the Employer Matching Contribution upon attaining Normal Retirement Age. The vested percentage for an Employer Matching Contribution will not be less than the vested percentage under the Plan before this amendment. Participants are immediately 100% vested in their Participant Contributions.

         Employees hired prior to January 1, 1995 are 100% vested in their Employer Matching Contributions.


               Years of Service               Vesting Percentage
               ----------------               ------------------

                        1                              25%
                        2                              50%
                        3                              75%
                        4                             100%

         Forfeitures are created when Participants terminate employment before becoming 100% vested in their Employer Matching Contributions under the Plan. These forfeited amounts will be used to reduce future Employer Matching Contributions to the Plan.


                                   ARTICLE XI

                              TOP-HEAVY PROVISIONS

11.01 Applicability. The provisions of this Article XI shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.

11.02 Definitions. The following definitions apply to this Article XI and unless otherwise specifically stated in another section hereof do not apply to any other section of this Plan.

         (A) Affiliated Employer. Any corporation or other business entity which is required to be aggregated with the Employer by reason of Section 414(b), 414(c) or 414(m) of the Code.

         (B) Determination Date. In the case of the first Plan Year, the Determination Date shall be the final day of such Plan Year and with respect to each Plan Year thereafter, the Determination Date shall be the final day of the immediately preceding Plan Year.

         (C) Key Employee. "Key Employee" shall mean any individual currently or formerly employed by the Employer or any Affiliated Employer who, at any time during the Plan Year containing the Determination Date for the Plan Year in question, or any of the four (4) preceding Plan Years, is (in accordance with Code Section 416(i) and the regulations promulgated thereunder):

                  (i) An officer of the Employer or any Affiliated Employer with total annual compensation (within the meaning of Section 415(c) of the Code) from the Employer or any Affiliated Employer greater than fifty percent (50%) of the dollar limitation in effect under
                           Section 415(b)(1)(A) of the code for the calendar year in which such Plan Year ends, provided that in no event shall more than the lesser of fifty (50) employees or ten percent (10%) of all employees be considered offices hereunder (but in no event less than three (3) employees).

                  (ii) One of ten (10) employees of the Employer or any Affiliated Employer owning or considered as owning (within the meaning of Section 318 of the Code) both more than a one-half percent (1/2%) ownership interest in the value and the largest percentage ownership of the Employer or any Affiliated Employer, excluding, however, any employee who earns an amount equal to or less than the maximum dollar limitation under Section 415(c)(1)(A) as in effect for the calendar year in which such Plan Year ends, but treated as owning the greater interest, any such employee who, among others with the same interest, has the greatest annual compensation (within the meaning of Section 415(c) of the Code) from the Employer or any Affiliated Employer for the Plan Year during which any part of that ownership interest existed.

                  (iii) An employee of the Employer or any Affiliated Employer who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or of stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or

                  (iv) An employee of the Employer or Affiliated Employer who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or more than one percent (1%) of the total combined voting power of all stock of the Employer, and who receives annual compensation (within the meaning of Section 415(c) of the Code) from the Employer or any Affiliated Employer in excess of One Hundred Fifty Thousand Dollars ($150,000).

                  (v) For the purpose of applying Section 318 of the Code under subparagraphs (ii), (iii) and (iv) of this
                           Section 11.02(C), the phrase "50 percent" in Section 318(a)(2) of the Code shall be replaced with the phrase "five percent."

         (D) Non-Key Employee. Any individual currently or formerly employed by the Employer or any Affiliated Employer who is not a Key Employee, and has never been a Key Employer.

         (E) Aggregated Plans. "Aggregated Plans" shall mean all plans of the Employer and any Affiliated Employer that (i) are qualified under Code Section 401(a) and are required to be aggregated pursuant to Code Section 416(g)(2) including any plan, whether or not terminated, in which a Key Employee participates, and (ii) which may be taken into account under the permissive aggregation rules of Code Section 416(g)(2)(A)(ii) if such permissive aggregation thereby eliminates the status as a Top-Heavy Plan of the plans required to be aggregated pursuant to (i) above and such inclusion will not result in the Aggregated Plans ceasing to meet the requirements of Code Sections 401(a)(4) and 410. Notwithstanding the foregoing, the Committee may elect to exclude any plan that is permitted, but not required, to be aggregated if such plan is a collectively bargained plan and the necessary information as to participants and benefits is not available.

         (F) Top-Heavy Plan. The Plan shall constitute a "Top-Heavy Plan" for any Plan Year if, as of the Determination Date, the present value of the cumulative accrued benefits and aggregated accounts of Key Employees under any Aggregate Plan exceeds sixty percent (60%) of the present value of the cumulative accrued benefits and aggregate accounts of all Key Employees and Non-Key Employees under any Aggregated Plan. The above determinations shall be made in accordance with Code
                  Section 416(g) and in accordance therewith: (1) The accrued benefit of the Employee who has not performed services for the Employer in the five-year period ending on the Determination Date shall be excluded; (2) The accrued benefit of each Employee shall include distributions made to the Employee during the five-year period ending on the Determination Date;
                  (3) The accrued benefit of a Non-Key Employee who was previously a Key Employee shall be excluded and (4) The accrued benefit of an Employee shall not include any rollover contributions, except to the extent arising at the Employee's initiation and from a plan of an Affiliated Employer.

                  Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Internal Revenue Code. In addition, in determining whether Aggregate Plans are Top-Heavy, the cumulative accrued benefits and aggregate accounts shall be determined as of the Determination Date for each Plan in the group of Aggregated Plans, and the result shall then be aggregated based on Determination Dates for each plan that falls within the same calendar year.

         (G) Super Top-Heavy Plan. The Plan shall constitute a "Super Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the present value of the cumulative accrued benefits and aggregate accounts of Key Employees under any Aggregated Plan exceeds ninety percent (90%) of the present value of the cumulative accrued benefits and aggregate accounts of all Key Employees and Non-Key Employees under the Aggregated Plan. The above determination shall be made in accordance with Code Section 416(g).

         (H) Non-Compensated Participants. For purposes of the tests in subparagraphs (F) and (G) of this Section, the cumulative accrued benefits and aggregate accounts shall exclude such benefits and accounts for all Participants who have not performed any service for the Employer at any time during the five year period ending on the applicable Determination Date.

         (I) Top-Heavy Compensation. "Top-Heavy Compensation" shall mean compensation of the Participant from the Employer within the meaning of Section 415 of the Code.

11.03 Minimum Contribution. Each Participant (other than a Key Employee) regardless of whether such Participant has completed a year of service in such Plan Year and regardless of such Participant's level of compensation, or whether the Participant has made CHIP Participant Contributions, and who has not terminated his employment as of the last day of such Plan Year, shall be credited with, in each Plan Year in which the Plan is a Top-Heavy Plan, an additional Employer contribution to the extent required to assure that such Participant has credited from this Plan and all other defined contribution plans of the Employer for such Plan Year in which the Plan is a Top-Heavy Plan, an Employer contribution not less than the lessor of:

         (A) Three percent (3%) of the Participant's total compensation for the Plan Year; or

         (B) A percentage of the Participant's Top-Heavy Compensation for the Plan Year which equals the total Employer contribution stated as a percentage of Top-Heavy Compensation (including any CHIP Participant Contributions under the Plan) for the Key Employee for which such percentage is the highest.


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


         Notwithstanding the foregoing, if the Plan is determined to be top-heavy for a Plan Year for which it is part of an aggregation group which includes a qualified defined benefit plan which is also top-heavy, the requirements of Code Section 416(c) shall be satisfied for such Plan Year by providing the minimum benefit required by said Section under such defined benefit plan to each Participant or eligible Employee who is also covered under the defined benefit plan in lieu of the minimum contribution under this Plan. In determining the compensation (determined over a five year period) of an Employee for purposes of calculating the minimum contribution under a defined benefit plan, years of service during which the Employee failed to complete 1,000 hours of service shall be disregarded.

11.04 Adjustment to Maximum Limitations. In the event that a Participant or an eligible Employee of the Plan also participates in a defined benefit plan of the Employer or any Affiliated Employer during a Plan Year in which the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan, the limitations under Article III, and Article IV of the Plan shall apply, except that the factor of 1.0 shall be substituted for the factor of 1.25 as set forth under such Article with regard to the defined benefit plan and defined contribution plan fractions. If the Top-Heavy Plan is not Super Top-Heavy Plan, the preceding sentence shall apply only if:

         (a) The Participant's minimum contribution under Section 11.03 of the Plan is not increased to four percent (4%) of his compensation or such lesser amount as may be permitted under applicable law; or

         (b) The Participant's minimum benefit under the defined benefit plan is not increased to equal the product of (i) and (ii) below:

                  (i)      The lesser of:

                           (A) Three percent (3%) multiplied by his years of
                               service (up to a maximum of ten years); or

                           (B) Thirty percent (30%); multiplied by:

                  (ii) His highest average compensation determined under the top-heavy provisions of such plan.

11.05 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article XI shall cease to apply to the Plan effective as of the day following the Determination Date on which it is determined to no longer be top-heavy.


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


                                   ARTICLE XII

                             ROLLOVER CONTRIBUTIONS


12.01 Rollover Contributions. A Participant or an employee who would be a Participant but for failure to satisfy the requirements of Section 10.02, above, may, with the consent of the Committee, make a Rollover Contribution or have the Trustee accept a trustee transfer contribution. A "Rollover Contribution" is a contribution from the plan of another employer (but not an Individual Retirement Account) described in Section 402(a) of the Code and is exempt from tax under
         Section 501(a) of the Code of the entire amount to the credit of such Participant or Employee in such trust. The Committee may require the Participant to produce such evidence with respect to compliance with said Section 402(a)(5) as it deems necessary in whatever manner it deems necessary, in order to ensure favorable tax treatment under the Code.

         Rollover Contributions and trustee transfer contributions shall be nonforfeitable, shall be credited to sub-accounts known as the "Rollover Account" or the "Trustee Transfer Account," and shall be accounted for separately from other amounts contributed by or for the Participant hereunder. Rollover Contributions for the purpose of the limits on annual additions set forth in Section 4.03, above.

12.02 Investment of Rollover or Trustee Transfer Contributions. At the time a Participant makes a Rollover or trustee transfer contribution, the Participant shall direct the Employer to invest the contribution in one or more of the Investment Funds. Thereafter, any change in the Participant's investment election regarding such contributions shall be made in accordance with Section 5.03 in conjunction with all assets standing to the credit of the Participant.

12.03 Withdrawal of Rollover Contributions. Rollover Contributions (but not trustee transfer contributions from a 401(k) cash-or-deferred arrangement) may be withdrawn at any time by a Participant without a demonstration of financial hardship by written notice delivered to the Employer not less than 30 days prior to any Valuation Date.


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



IN WITNESS WHEREOF, the Employer has caused those present to execute this document in its name and on its behalf this 1st day of January, 1998.


                                                     GENRAD, INC.


                                                     By:  /s/ Lori B. Hannay
                                                          ----------------------


                                                     Title:  Vice President


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